Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

DATE:	May 8, 2006

PARTIES:           International Project Finance and Investment Corp. f/b/o O.Y. Coral Marine Management, Ltd. (“Purchaser”); and

ParaFin Corporation, a Nevada Corporation (the “Company”)

RECITALS:

A.           The Company proposes to sell and issue shares of its Series “A” Convertible Preferred Stock to Purchaser pursuant to the Oil and Securities Purchase Agreement dated as of May 8, 2006 (the “Purchase Agreement”). The execution of this Agreement is a condition to the closing of the transactions contemplated in the Purchase Agreement.

B.            In consideration of the benefits to the parties of the consummation of the transactions contemplated in the Purchase Agreement, and to fulfill the foregoing closing condition, the parties desire to provide for the registration under the securities laws of the stock issuable upon conversion of the Series A Convertible Preferred Stock issued by the Company to Purchaser pursuant to the Purchase Agreement and the exercise of the Warrants granted by Company pursuant to the Purchase Agreement and the Certificate of Designation Agreement.

AGREEMENT:

The parties hereto, each intending to be legally bound, agree as follows:

1.           Definitions. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Purchase Agreement. As used herein:

(a)          The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of the effectiveness of such registration statement.

(b)         For the purposes hereof, the term “Registrable Securities” means any and all shares of Common Stock of the Company that have not been resold to the public that are (i) issuable upon conversion of the Series A Convertible Preferred Stock issued to Purchaser pursuant to the Purchase Agreement to purchase Common Stock of the Company; (ii) issued or issuable with respect to or in exchange for or replacement of shares referred to in clauses (i) above as a result of a stock split, stock dividend, recapitalization or the like, or the Warrants; provided, however, that such shares shall cease to be Registrable Securities upon any sale thereof pursuant to a Registration Statement or Rule 144 under the Securities Act, or upon becoming eligible for resale pursuant to Rule 144(k) under the Securities Act.

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Company	Purchaser

05 / 08 / 2006	05 / 08 / 2006
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(c)          The terms “Holder” and “Holders” mean any person or persons, respectively, to whom Registrable Securities have been or will be originally issued and who execute and deliver this Agreement and qualifying transferees under Section 10 hereof who hold Registrable Securities.

(d)         The term “Initiating Holders” shall mean Purchaser or any Holder or Holders of in the aggregate at least twenty-five (25%) of the outstanding (i) Series A Convertible Preferred shares (adjusted for subdivisions, combinations, or stock dividends) of Registrable Securities that have not been resold to the public in a registered public offering, or (ii) Warrants.

2.	Requested Registration.

(a)          Request for Registration. In case the Company shall receive from an Initiating Holder a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

(i)          within 10 days after the receipt thereof give written notice of the proposed registration to all other Holders; and

(ii)         as soon as practicable, use its best efforts to effect all such registrations (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holder’s Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect such registration pursuant to this Section 2:

(A)          at any time prior to or within 90 days following the effective date of the Company’s first registered offering to the general public of its securities for its own account;

(B)        in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(C)          within 90 days prior to the Company’s estimated date of filing a registration statement pertaining to a firmly underwritten public offering of its securities for its own account pursuant to a letter of intent signed by an underwriter and the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith; or

(D)        after the Company has effected two such registrations pursuant to this Section 2(a) and such registrations have been declared or ordered effective; provided that the Company complies in all material respects with the provisions of Section 5 below relating to such registrations.

Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practical, but in any event within 40 days after receipt of the request or requests of the Initiating Holders.

(b)           Underwriting. If the Initiating Holder intends to distribute the Registrable Securities covered by such Holder’s request by means of an underwriting, such Holder shall so advise the Company as a part of the request made pursuant to Section 2(a) above and the Company shall include such information in the written notice referred to in Section 2(a)(i) above. In such event, if so requested in writing by the Company, the Initiating Holder shall negotiate with an underwriter selected by the Company with regard to the underwriting of such requested registration; provided, however, that if the Initiating Holder has not agreed with such underwriter as to the terms and conditions of such underwriting within 20 days following commencement of such negotiations, the Initiating Holder may select an underwriter of such Initiating Holder’s choice. The right of any Holder to registration pursuant to Section 2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2, if the underwriter advises the Initiating Holder in writing that marketing factors require a limitation of the number of shares to be underwritten, the Initiating Holder shall so advise all Holders of Registrable Securities who have elected to participate in such offering, and the number of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holder. Any Registrable Securities which are excluded from the underwriting by reason of the underwriter’s marketing limitation or withdrawn from such underwriting shall be withdrawn from such registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company, employees of the Company, any Officer (so long as he is still then employed by the Company) and other Holders of the Company’s Common Stock may include securities for its (or their) own account in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

3.	Company Registration.

(a)          Notice; Inclusion of Registrable Securities. If at any time or from time to time the Company proposes to register any of its securities, for its own account or the account of any of its shareholders other than the Holders, other than a registration relating solely to employee stock option or purchase plans, or a registration on Form S-4 relating solely to a transaction under Rule 145 promulgated under the Securities Act, or a registration on any other Form (other than Form SB-1, SB-2, S-1, S-2 or S-3, or their successor forms) or any successor to such forms, which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

(i)          promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

(ii)         include in such registration (and any related qualification under applicable blue sky or other state securities laws, or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 30 days after receipt of such written notice from the Company, by any Holder or Holders to be included in any such registration, except as set forth in Section 3(b) below.

(b)         Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3(a) (i). In such event, the right of any Holder to registration pursuant to Section 3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of securities to be included in the registration and underwriting. In the event a cutback of the number of securities to be included in the registration and underwriting is deemed necessary by the underwriter, the Company shall advise the Company and all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto. Any such cutback in the number of securities to be included in the registration and underwriting shall be allocated pro rata among the Company, the Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the other holders distributing their securities through such underwriting. The number of Registrable Securities that may be included in the registration and underwriting shall be allocated among all of such Holders, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriters. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

4.           Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement, including without limitation, all registration, filing and qualification fees, expenses and fees relating to the listing or quotation of such shares on an exchange or quotation systems, printing expenses, fees and disbursements of counsel for the Company and the selling Holders and expenses of any special audits incidental to or required by such registration, shall be borne by the Company.

5.           Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

(a)          keep such registration, qualification or compliance pursuant to Section 2 or 3 effective for a period of 180 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that such 180 day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of any securities of the Company;

(b)         furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them;

(c)           notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(d)         furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) a copy of an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the Holders and the underwriters, if any, and (ii) a copy of a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Holders and the underwriters, if any;

(e)          In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter;

(f)          cause all such Registrable Securities registered pursuant hereunder to be listed on a securities exchange (or quoted on the Nasdaq Stock Market, as the case may be); and

(g)         Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of registration.

6.	Indemnification and Contribution.

(a)          The Company will indemnify and hold harmless each Holder of Registrable Securities, each of its officers, directors, shareholders, partners, agents and representatives, and each person controlling or deemed to control such Holder, with respect to which such registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary or final prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company relating to action or inaction required of the Company in connection with any rule or regulation promulgated under the Securities Act or any blue sky or other state securities law applicable to the Company and will reimburse (promptly after the incurrence of such expense) each such Holder, each of its officers, directors, shareholders, partners, agents and representatives and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company specifically for use in the registration statement for Registrable Securities by an instrument duly executed by such Holder or underwriter specifically for use therein; provided, further, however, that the agreement of the Company to indemnify any underwriter and any person who controls such underwriter contained herein with respect to any such preliminary prospectus shall not inure to the benefit of any underwriter from whom the person asserting any such claim, loss, damage, liability or action purchased the stock which is the subject thereof, if at or prior to the written confirmation of the sale of such stock, a copy of the prospectus (or the prospectus as amended or supplemented) was not sent or delivered to such person, excluding the documents incorporated therein by reference, and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the prospectus (or the prospectus as amended or supplemented). No party will be required to enter into any indemnity agreement that contains provisions on indemnification or contributions that are more burdensome on such party than the corresponding provisions set forth in this Agreement.

(b)         Each Holder will, severally and not jointly, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, agents and representatives, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners, agents and representatives, and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary or final prospectus (including any related registration statement) incident to any such registration or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, however, that the agreement of the Holder to indemnify any underwriter and any person who controls such underwriter contained herein with respect to any such preliminary prospectus shall not inure to the benefit of any underwriter from whom the person asserting any such claim, loss, damage, liability or action purchased the stock which is the subject thereof, if at or prior to the written confirmation of the sale of such stock, a copy of the prospectus (or the prospectus as amended or supplemented) was not sent or delivered to such person, excluding the documents incorporated therein by reference, and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the prospectus (or the prospectus as amended or supplemented); provided further, however, that in no event shall the indemnification provided by any Holder hereunder exceed the net proceeds received by such Holder for the sale of such Holder’s Registrable Securities pursuant to such registration.

(c)          Each party entitled to indemnification under this Section 6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided further, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure is materially prejudicial to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d)         If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, in no event shall the contribution provided by any Holder hereunder exceed the net proceeds received from the sale of such Holder’s Registrable Securities pursuant to such registration. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

7.           Lock-Up Provision. Upon receipt of a written request by the Company or by its underwriters, the Holders shall not, without the consent of the Company and its underwriters, if any, sell, sell short, grant an option to buy, or otherwise dispose of shares of the Company’s Common Stock or other securities (except for any such shares included in the registration) for a period of 180 days following the effective date of the initial registration of the Company’s securities; provided, however, that such Holder shall have no obligation to enter into the agreement described herein unless all executive officers, directors and holders of 5% or more of the outstanding voting securities of the Company and all other Holders and holders of other registration rights from the Company, if any, enter into similar agreements. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 180-day period.

8.           Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

9.           Rule 144 Reporting. With a view to making available to Holders of Registrable Securities the benefits of certain rules and regulations of the Securities and Exchange Commission (the “Commission”) that may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times after 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act; and

(b)         file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(c)          so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon such Holder’s request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

10.         Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities of a Holder and keep information available, granted to a Holder by the Company under Sections 2, 3, and 9 may be assigned by any Holder to a transferee or assignee of its Registrable Securities not sold to the public; provided, however, that (i) the Company is given written notice by the Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, and (ii) any such transferee or assignee shall agree in writing to become subject to the obligations of the transferring Holder hereunder.

11.         Limitations on Subsequent Registration Rights. On and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the then-outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration filed under Sections 2 or 3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders that is included, or (ii) to make a demand registration which could result in such registration statement being declared effective before the date set forth in Section 2(a)(ii)(A). Notwithstanding the foregoing, the Company may enter into an agreement with an underwriter of the initial public offering of the Company’s Common Stock, to whom the Company issues warrants to purchase shares of the Company’s common stock, that would allow such underwriter to include the shares issuable upon exercise of such warrants in any registration filed under Sections 2 or 3 hereof, provided that the amount of such shares of such underwriter included in such registration will be reduced pro rata with any reduction in the amount of Registrable Securities of the Holders that is included in such registration.

12.	Miscellaneous.

(a)          Any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of all of the Holders. Any amendment or waiver effected in accordance with this Section 12(a) shall be binding upon the parties hereto and their successors and assigns.

(b)         This Agreement shall be governed in all respects by the laws of the State of Nevada as such laws are applied to agreements between Nevada residents entered into and to be performed entirely within Nevada.

(c)          This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof.

(d)         All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, mailed by first class mail, postage prepaid, or delivered by overnight delivery service, addressed as set forth at the beginning of this Agreement or at such other address as the Company or any Holder shall hereafter furnish in writing. Notices that are mailed shall be deemed received 3 business days after deposit in the United States mail (as determined by reference to the postmark) if mailed first class and 1 business day after deposit if sent by overnight delivery service.

(e)          In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(f)          This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

The parties herein agree that upon countersigning this Agreement, that each have agreed to the terms and conditions with full responsibility to perform, and that same shall become a binding contract which is treated as an original once it is faxed, e-mailed, hand delivered and/or delivered by courier. An original is to follow via registered courier within (5) five calendar days, otherwise the faxed or e-mail version shall be considered an original. The same procedures shall be observed for all other subsequent addendums and Agreements.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE COMPANY: PARAFIN CORPORATION ____________________________________________ SIDNEY B. FOWLDS President and Chief Executive Officer

THE PURCHASER:

INTERNATIONAL PROJECT FINANCE AND INVESTMENT CORP. f/b/o O.Y. Coral Marine Management, Ltd.

___________________________________________

KEITH W. BERGLUND, attorney at law California Bar # 207649, as the (“Trustee”) O/B/O International Project Finance and Investment Corp. (Bahamas) F/B/O Oy Coral Marine Management, LTD.